Consent of Independent Auditors

We consent to the references to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the inclusion of our report dated November 13, 2000 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the J&B Funds filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-43554) and Post-Effective Amendment No. 1 under the Investment Company Act of 1940 (Registration No. 811-10039).



                                            /s/ Ernst & Young LLP
                                                Ernst & Young LLP

Kansas City, Missouri
November 21, 2000